Exhibit 10.1

OP CONTRIBUTION AGREEMENT

OP CONTRIBUTION AGREEMENT, dated as of April 12, 2005 (this “Agreement”), among VENTAS, INC. (“Parent”), ELDERTRUST OPERATING LIMITED PARTNERSHIP (“Parent OP”) and the undersigned holder (the “Holder”) of common units of limited partnership interests (the “LTIP Units”) issued pursuant to the Long Term Incentive Plan of PROVIDENT SENIOR LIVING TRUST (the “Company”).

WHEREAS, as of the date hereof, Holder beneficially owns the number of LTIP Units set forth on the Holder signature page hereto (the “Contributed LTIP Units”);

WHEREAS, Parent, VTRP MERGER SUB, LLC (“Merger Sub”) and the Company have entered into an Agreement and Plan of Merger, dated as of April 12, 2005 (the “Merger Agreement”), which provides, among other things, for the merger of the Company with and into Merger Sub, upon the terms and subject to the conditions set forth therein (the “Merger”);

WHEREAS, the Merger Agreement provides that (i) Parent shall cause Parent OP to amend the limited partnership agreement of Parent OP (the “Class D Amendment”) in order to create Parent OP Units having terms and conditions substantially as described in this Agreement and (ii) Parent shall register the shares of Parent Common Stock issuable upon conversion of the Parent OP Units pursuant to and in accordance with the terms of the Registration Rights Agreement to be executed and delivered by Parent as provided in the Merger Agreement; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in order to induce Parent, Merger Sub and the Company to enter into the Merger Agreement, Parent and Merger Sub have required that Holder agree to enter into this Agreement.

Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.

CONTRIBUTION OF CONTRIBUTED LTIP UNITS

Section 1.1. Contribution of LTIP Units and Issuance of OP Consideration. At the Effective Time, Holder shall contribute all of the Contributed LTIP Units to Parent OP in exchange for the issuance to Holder of the OP Consideration as set forth in Section 2.2(a) of the Merger Agreement. Holder agrees to convert any LTIP Units issued to such Holder after the date hereof into shares of Company Common Stock prior to the Effective Time. The Company may execute and deliver such instruments of contribution or conversion on behalf of Holder at the Effective Time if necessary in order to effectuate the intent and purposes of this Agreement (it being understood that the Company is a third party beneficiary of this provision).

Section 1.2. Issuance to Holder of OP Consideration. At the Effective Time, (i) Parent OP shall issue to Holder the OP Consideration as set forth in Section 2.2(a) of the Merger Agreement and (ii) Parent shall enter into the Registration Rights Agreement substantially in the form attached as Exhibit E to the Merger Agreement.

Section 1.3. Amendment to Partnership Agreement.

(a) At the Effective Time, Parent OP and Holder shall enter into the Class D Amendment to create the Parent OP Units to be issued to Holder and to admit Holder as a limited partner of Parent OP.

(b) The Class D Amendment shall provide, among other things, that (i) each Parent OP Unit shall be convertible at any time, at the holder’s election, initially into one (1) share of Parent Common Stock (subject to customary adjustments for stock splits, dividends, etc.); (ii) upon a liquidation of Parent OP, distributions shall be made to holders of the Parent OP Units in accordance with their respective capital accounts (with capital accounts subject to the usual book-up provisions); (iii) each Parent OP Units shall be freely transferable by the holders thereof subject only to (A) federal and applicable state securities laws (and that the only requirement to any transferee being admitted as a limited partner in Parent OP shall be the execution of a counterpart to Parent OP’s limited partnership agreement) and (B) Parent OP not becoming classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code as a consequence of such transfer; (iv) each holder of a Parent OP Unit shall be entitled to at least 30 days advance notice prior to the scheduled closing date in the event that Parent OP intends to sell or otherwise dispose of any of the properties acquired pursuant to the FBA SPA or the AHC SPA in a manner that would result in taxable income or gain being allocated to such holder in accordance with the requirements of Section 704(c) of the Code; and (v) after the first anniversary of the grant of the Parent OP Units, Parent OP may elect to cause the redemption of such Parent OP Units for the number of shares of Parent Common Stock that such Parent OP Units could then be converted into.

(c) The Class D Amendment shall also provide that each Parent OP Unit shall entitle the holder thereof to distributions equal to the dividends payable on one (1) share of Parent Common Stock at the same time as such dividends are payable and for the same periods covered by such dividends. Parent OP Units will be allocated federal taxable income of the Parent OP each taxable year in an amount equal to (i) the amount of cash so distributed to such Parent OP Units with respect to such taxable year, plus (ii) the amount of any aggregate net losses of the Parent OP allocated to such Parent OP Units in prior taxable years. For this purpose, amounts distributed in accordance with Parent’s dividend policy after the close of a taxable year, but declared prior to the close of such taxable year, shall be taken into account in determining the federal taxable income to be allocated to the Parent OP Units with respect to such taxable year.

(d) The Class D Amendment (i) shall not include any provision adversely affecting the rights of Holder described in this Section 1.3 and (ii) shall provide that such rights may not be amended with respect to a Holder without such Holder’s consent.

Section 1.4. Transfer of Contributed LTIP Units.

(a) Holder agrees that, during the period from the date of this Agreement through the earlier of the Effective Time and the Expiration Date (as defined below), Holder shall not cause or permit any Transfer (as defined below) of any of the Contributed LTIP Units to be effected without Parent’s prior written consent. A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, the transfer or disposition of such security or any interest therein.

(b) Notwithstanding anything to the contrary contained in Section 1.4(a), Holder may Transfer all or a portion of the Contributed Units to any Eligible Transferee (as defined below) without Parent’s consent, provided that such Eligible Transferee agrees to be bound by this Agreement as a Holder. For the purposes of this Section 1.4, an “Eligible Transferee” shall mean any corporation, partnership, limited liability company or trust (or other custodianship), the stockholders, partners, members or trustees, as the case may be, of which include and may include only Holder and his Eligible Persons; and “Eligible Person” shall mean (x) the spouse of Holder, (y) the father or mother or any brother or sister of Holder or (z) any lineal descendant of Holder or of the spouse of such descendant.

Section 1.5. No Inconsistent Actions by Holder. While this Agreement is in effect, no party hereto shall take any action inconsistent with the provisions of this Agreement.

Section 1.6. Additional Documents. Parent and Parent OP, on the one hand, and Holder (in its capacity as such), on the other hand, each hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent and the Company, to carry out the intent of this Agreement.

Article II.

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of Holder. Holder hereby represents and warrants to Parent and Parent OP that as of the date hereof and the Effective Time:

(a) Due Authorization, etc. Holder has all requisite legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by or on behalf of Holder and, assuming its due authorization, execution and delivery by Parent and Parent OP, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms. The Class D Amendment, upon its execution and delivery in accordance with this Agreement by or on behalf of Holder will constitute a legal, valid and binding obligation of Holder, enforceable against it in accordance with its terms.

(b) No Conflicts, Required Filings and Consents.

(i) The execution and delivery of this Agreement by Holder does not, and the performance of this Agreement by Holder will not, (i) conflict with or violate any Legal Requirement applicable to Holder or by which Holder or any of Holder’s assets or properties is bound or affected or (ii) violate or conflict with any Contract to which Holder is a party or by which any of its assets or properties is bound.

(ii) The execution and delivery of this Agreement by Holder does not, and the performance of this Agreement by Holder will not, require any consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Agency or other Person.

(iii) Except for this Agreement, there are no voting trusts or other agreements or understandings, including, without limitation, any proxies, in effect governing the voting of the Contributed LTIP Units.

(c) Title to Contributed LTIP Units. Holder is the sole beneficial owner of the Contributed LTIP Units set forth on the Holder’s signature page hereto and holds all rights, title and interest with respect thereto, free and clear of any Liens that would adversely affect the ability of Holder to carry out the terms of this Agreement. Except for the Contributed LTIP Units, Holder does not as of the date hereof beneficially own any LTIP Units (or any other securities or interests in Company OP). No other Person has any voting rights with respect to the Contributed LTIP Units.

(d) Reliance on Information. Holder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

Section 2.2. Representations and Warranties of Parent and Parent OP. Each of Parent and Parent OP hereby represents and warrants to Holder that as of the date hereof and the Effective Time:

(a) Good Standing; Due Authorization, etc. Parent OP is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by or on behalf of it and, assuming its due authorization, execution and delivery by Holder, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms. The Class D Amendment, upon its execution and delivery in accordance with this Agreement by or on behalf of Parent OP will constitute a legal, valid and binding obligation of Parent OP, enforceable against it in accordance with its terms.

(b) No Conflicts, Required Filings and Consents.

(i) The execution and delivery of this Agreement by it does not, and the performance of this Agreement by it will not, (i) conflict with or violate any Legal Requirement applicable to it or by which it or any of its assets or properties is bound or affected or (ii) violate or conflict with the limited partnership agreement of Parent OP or any other Contract to which it is a party or by which any of its assets or properties is bound.

(ii) The execution and delivery of this Agreement by it does not, and the performance of this Agreement by it will not, require any consent, approval, order or authorization of, or registration, declaration or filing with, or permit from, any Governmental Agency or other Person.

(c) Certain Tax Matters. Parent acknowledges that, immediately prior to the Effective Time, each of the Contributed LTIP Units shall constitute a fully vested LTIP Unit. Upon the contribution of the Contributed LTIP Units to Parent OP pursuant to this Agreement, the capital account of Holder in Parent OP shall be equal to the fair market value of the Contributed LTIP Units.

(d) Other Representations Regarding Parent OP. Parent is the General Partner Entity (as defined in the limited partnership agreement of Parent OP). The Credit Agreement (as defined in the limited partnership agreement of Parent OP) has been terminated. A correct and complete copy of the limited partnership agreement of Parent OP, as it currently exists with all amendments thereto, has been delivered to the Company.

Article III.

MISCELLANEOUS

Section 3.1. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 3.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing (including facsimile transmission (provided that such delivery shall not constitute notice to the Holder)) and shall be given,

(a) if to Parent to:

     Ventas, Inc.

     10350 Ormsby Park Place

     Suite 300

     Louisville, KY 40223

     Attention:  T. Richard Riney

     Facsimile: (502) 357-9050

and with a concurrent copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

Attention: Thomas M. Cerabino

Fax: (212) 728-8111

(b)	if to Holder to:

The address set forth on the Holder’s signature page hereto

and, prior to the Effective Time, with a concurrent copy to:

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, NY 10019

Attention: Scott M. Freeman

Fax: (212) 839-5599

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices and other communications hereunder shall be in writing and shall be deemed duly given upon due receipt if delivered personally, by facsimile (provided that such delivery shall not constitute notice to the Holder), by a recognized next-day courier service or by registered or certified mail, return receipt requested, postage prepaid.

Section 3.3. Termination. Unless terminated earlier upon the written agreement of each of the parties hereto, this Agreement shall terminate (the “Expiration Date”) and be of no further force or effect, automatically and without any required action of the parties hereto, at such date and time as the Merger Agreement shall have been validly terminated pursuant to Section 9.1 thereof; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination. Notwithstanding the foregoing, Section 3.1 hereof shall survive the Expiration Date in accordance with its terms.

Section 3.4. Assignment. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other parties hereto.

Section 3.5. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 3.6. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

Section 3.7. Amendment. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

Section 3.8. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

Section 3.9. Governing Law; Venue.

(a) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein.

(b) Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties only in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

(c) Process in any proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

(d) Each party to this Agreement waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

Section 3.10. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Legal Requirements, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 3.11. Guarantee. Parent hereby guarantees the performance of each of the obligations (financial or otherwise) of Parent OP under this Agreement, including any obligation which by its terms contemplates performance after the Effective Time and Parent OP’s obligations in respect of a conversion or redemption of Parent OP Units pursuant to the Class D Amendment.

Section 3.12. Specific Performance. Without limiting or waiving in any respect any rights or remedies of any of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of Parent and Parent OP has caused this Agreement to be executed by its officers thereunto duly authorized and Holder has caused this Agreement to be duly executed by an authorized signatory, all as of the date first written above.

VENTAS, INC.

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Executive Vice President

ELDERTRUST OPERATING LIMITED PARTNERSHIP

By:	ELDERTRUST, its general partner

By:	/s/ T. Richard Riney
	Name:	T. Richard Riney
	Title:	Trustee & Secretary

[Parent and Parent OP Signature Page; Holder Signature Page Follows]

HOLDER

By:	/s/ Darryl W. Copeland, Jr.
Name:	Darryl W. Copeland, Jr.

Dated: April 12, 2005

Print Name of Holder: Darryl W. Copeland, Jr.

Address of Holder:

_________________

_________________

fax:	__________________

LTIP Units beneficially owned:

130,000 LTIP Units

[Holder Signature Page]